COMPENSATION WAIVER
This Compensation Waiver (the “Waiver“), dated as of February 27, 2013, is made by Michael Hansen (“Hansen“) in his capacity as CEO of DubLi, Inc. and accepted by DubLi, Inc., a Nevada incorporation (the “Company“), together referred as the “Parties”,
WHEREAS, pursuant to the non-qualified stock option agreement between the Parties of May 14, 2011 (the “Option Agreement”), the company had agreed to grant a stock option to Hansen of up to 25,000,000 shares of the Company vesting 5,000,000 each on December 31, 2011/ 2012/ 2013/ 2014 and 2015 of which 10,000,000 have already vested.
WHEREAS, the parties signed a restricted stock award agreement on February 27, 2013 (the “Restricted Stock Agreement”) meant to replace the existing Option Agreement.
NOW THEREFORE,

(I)	Hansen hereby irrevocably waives his right and entitlement to the full amount of unvested stock options as agreed in the Option Agreement (a total of 15,000,000 unvested options)

(II)
The employment agreement between the parties shall remain in full force and effect (subject to this Waiver) and nothing herein is intended to operate as an amendment of the terms of the employment agreement between the parties.

(III)
The Restricted Stock Agreement between the parties shall remain in full force and effect and nothing herein is intended to operate as an amendment of the terms of the Restricted Stock Agreement between the parties.

IN WITNESS WHEREOF, the Parties have executed this Waiver as of the date first written above.
Michael Hansen

By:____________________________
Accepted as of the date first written above:
DubLi, Inc.

By:____________________________
Name: Andreas Kusche
Title: General Counsel